CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-125402 and 333-148428 on Form S-8 and Nos. 333-153897 and 333-162112 on Form S-3 of Smithtown Bancorp, Inc. of our report dated March 12, 2010, with respect to the consolidated financial statements of Smithtown Bancorp, Inc. and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Smithtown Bancorp, Inc. for the year ended December 31, 2009.

Crowe Horwath LLP

Livingston, New Jersey

March 12, 2010